                                                                     EXHIBIT 7.1




                           PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                           SMITH INTERNATIONAL, INC.,

                            WILSON INDUSTRIES, INC.,

                                 CONEMSCO, INC.,

                                       AND

                         CE DISTRIBUTION SERVICES, INC.









                                  MAY 28, 1999




                                TABLE OF CONTENTS

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
                                                                                                               Page


ARTICLE 1.  DEFINITIONS AND GENERAL...............................................................................1
             1.1  Definitions.....................................................................................1
             1.2  Construction....................................................................................5
             1.3  References......................................................................................5
             1.4  Headings........................................................................................5

ARTICLE 2.  PURCHASE AND SALE.....................................................................................6
             2.1  Purchase and Sale...............................................................................6
             2.2  Purchase Price..................................................................................6
             2.3  Allocation of Consideration.....................................................................7
             2.4  Failure of Consent..............................................................................7
             2.5  Receipts........................................................................................7

ARTICLE 3.  THE CLOSING...........................................................................................8
             3.1  Closing Documents...............................................................................8
             3.2  Transfer Documents..............................................................................9

ARTICLE 4.  CERTAIN COVENANTS.....................................................................................9
             4.1  Employees in General............................................................................9
             4.2  Payroll.........................................................................................9
             4.3  Provisions Regarding Wilson Employees..........................................................10
             4.4  New Wilson Employee Benefit Programs...........................................................11
             4.5  Bulk Sales Acts................................................................................16
             4.6  Allocation of Taxes............................................................................16
             4.7  Further Actions................................................................................16
             4.8  Expenses.......................................................................................17
             4.9  Books of Account and Special Rights............................................................17
             4.10  Registration Rights...........................................................................18
             4.11  Financial Statements..........................................................................21
             4.12  Tax Clearance Certificate.....................................................................21

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES.......................................................................22
             5.1  Smith and Wilson...............................................................................22
             5.2  Conemsco and CE................................................................................23

ARTICLE 6.  LIABILITIES AND INDEMNIFICATION......................................................................30
             6.1  Smith-Wilson Indemnification...................................................................30
             6.2  Conemsco-CE Indemnification....................................................................31
             6.3  Product Liabilities............................................................................31
             6.4  Settlement of Indemnities......................................................................32
             6.5  No Warranty on Assets..........................................................................33
             6.6  Express Negligence.............................................................................33
             6.7  Damages........................................................................................33
             6.8  Exclusive Remedy; Indemnification Intent.......................................................33



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
ARTICLE 7.  GENERAL PROVISIONS...................................................................................34
             7.1  Governing Law..................................................................................34
             7.2  Assignment.....................................................................................34
             7.3  Counterparts...................................................................................34
             7.4  Notices........................................................................................34
             7.5  Litigation and Claim Support...................................................................35
             7.6  Mediation-Arbitration..........................................................................35
             7.7  Severability...................................................................................35
             7.8  Entire Agreement...............................................................................35
             7.9  Consents and Approval..........................................................................36

                           PURCHASE AND SALE AGREEMENT


         This Purchase and Sale Agreement (this "Agreement") dated as of May 28, 1999 (the "Execution Date"), is by and among Smith International, Inc., a Delaware corporation ("Smith" or "Buyer"), Wilson Industries, Inc., a Texas corporation ("Wilson"), CONEMSCO, Inc., a Delaware corporation ("Conemsco"), and CE Distribution Services, Inc., a Delaware corporation ("CE" or "Seller").

         Conemsco and CE wish to sell all of their businesses that are engaged in the supply and distribution of materials for drilling, exploration, production, refining and petrochemical plants and pipeline operations and their related assets and Smith and Wilson wish to purchase such businesses.

         Accordingly, the parties hereto agree as follows:

                      ARTICLE 1. DEFINITIONS AND GENERAL.

         1.1 Definitions. The capitalized terms defined in this Section 1.1, whenever used in this Agreement, shall have the following meanings for all purposes of this Agreement:

                  "Accounts Receivable" means all accounts receivable from customers and other trade debtors, notes receivable and all other amounts owing CE; provided, that Accounts Receivable shall not include amounts owing to the CE Acquired Business by the shareholders or other Affiliates of CE. Notwithstanding the foregoing, the term "Accounts Receivable" with respect to the CE Assets will not include any accounts receivable, notes receivable or other amounts owing and reflected on the books and records of CE Franklin.

                  "Act" means the U.S. Securities Act of 1933, as amended.

                  "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlled by" and "under common control with") as used in this definition means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Assignment Agreement" means that certain Assignment, Assumption and Amended and Restated Note Agreement dated as of March 31, 1999 between Smith International, Inc. and the insurance companies named therein.

                  "Assumed CE Medical Liability" means the balance sheet accruals as of the Closing Date for the medical and dental liability of CE.

                  "CE Acquired Business" means all of the businesses that comprise the supply and distribution operations of CE related to the supply and distribution of materials for drilling, exploration, production, refining and petrochemical plants and pipeline operations, but excluding businesses related to tubulars.

                  "CE Assets" has the meaning given such term in Section 2.1.

                  "CE Assumed Liabilities" means (a) any liability attributable to the ownership and operation of the CE Acquired Business after the Closing Date (i) under any contract or other agreement arising in the ordinary course of business of the CE Acquired Business or (ii) from the ownership, use, possession or operation of the CE Acquired Business, (b) any liability or obligation that is accrued for on the CE Closing Statement in an amount equal to such accrual and any obligation or liability incurred in the ordinary course of business after April 30, 1999 by CE in the conduct of the CE Acquired Business and (c) any liability for the CE Warranty and Warranty Service.

                  "CE Closing Statement" has the meaning given such term in
         Section 5.2(e).

                  "CE Environmental Liabilities" has the meaning given such term in Section 6.1(a)(i).

                  "CE Excluded Assets" has the meaning given such term in
         Section 2.1(a)(xii).

                  "CE Excluded Liabilities" means all of the liabilities and obligations other than the CE Assumed Liabilities related to the CE Acquired Business or the CE Assets to the extent attributable to the period prior to the Closing Date.

                  "CE Franklin" means CE Franklin Ltd., an Alberta corporation.

                  "CE Franklin Shares" means the 8,568,653 common shares of CE Franklin owned by Conemsco.

                  "CE Indemnified Liabilities" has the meaning given such term in Section 6.2.

                  "CE Indemnified Parties" means each of Conemsco, CE and their Affiliates as the case may be, and each of their respective directors, officers, employees, agents, representatives, shareholders, partners, members and their successors and assigns.

                  "CE Product Liability Claim" has the meaning given such term in Section 6.3.

                  "CE Profit-Sharing Plan" means the Conemsco Retirement Savings Plan.

                  "CE Warranty and Warranty Service" means only repairs, replacements or adjustments to products, installations and services (including the labor and materials relating thereto) (i) that are related to claims that arise under the CE Warranties and that are asserted under the applicable warranty period, whether such products, installations or services were sold, installed, delivered or rendered prior to or subsequent to the Effective Time, or (ii) that arise in connection with "recalls" initiated prior to or after the Effective Time with respect to the operation of the CE Acquired Business.

                  "CE Warranties" means the warranties currently used in the operation of the CE Acquired Business.

                  "Closing" means the closing of the transactions contemplated to occur on the Closing Date.

                  "Closing Date" has the meaning given such term in Section 3.3.

                  "Code" means the United States Internal Revenue Code of 1986, as amended.




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

                  "Conemsco Loan Agreement" means that certain loan agreement between CECO Holdings, Inc., Oil States Industries (UK) Limited, the banks named therein, The First National Bank of Chicago and Wells Fargo (Texas), National Association dated as of March 31, 1998.

                  "Conemsco, Ltd." means Conemsco, Ltd., a company organized and existing under the laws of the United Kingdom.

                  "Conemsco, Ltd. Shares" means 5,843 shares of the common stock, no par value, of Conemsco, Ltd., which represents all of the issued and outstanding capital stock of Conemsco, Ltd.

                  "Damages" means and includes, as to any Person, any loss, cost, expense, liability, penalty or interest, or other damage, including reasonable counsel fees and disbursements.

                  "Dura" means Dura Manufacturing Inc., an Alberta corporation.

                  "Dura Shares" means the 100 shares of Class A common stock of Dura.

                  "Effective Time" has the meaning given such term in Section
         3.3.

                  "Employees" has the meaning given such term in Section 4.1.

                  "Employment Agreement Liability Limit" has the meaning given such term in Section 4.4(c).

                  "Employment Agreements" has the meaning given such term in
         Section 4.4(c).

                  "Environmental, Health and Safety Requirements" means any U.S. or non-U.S. national, federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law in effect and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution, exposure to oil, pollutants, contaminants, hazardous or toxic materials or waste, or protection of the environment, including laws relating to exposures, emissions, discharges, releases or threatened releases of oil pollutants, contaminants, hazardous or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of oil, pollutants, contaminants, hazardous or toxic materials or wastes; or relating to the environment, health, safety or hazardous materials, including CERCLA, 42 U.S.C. Section 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C.
         Section 5101 et seq.; the Atomic Energy Act, as amended, 42 U.S.C.
         Section 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. Section 136 et seq.; and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., in each case as amended from time to time, and any other U.S. or non-U.S. national, federal, state or local laws, ordinances, rules, regulations and publications now or hereafter relating to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

                  "Former CE Employees" has the meaning given such term in
         Section 4.2(a).

                  "GAAP" means generally accepted accounting principles as in effect in the United States applied on a consistent basis.

                  "Indemnified Party" has the meaning given such term in Section 6.4(b).

                  "Indemnifying Party" has the meaning given such term in
         Section 6.4(b).

                  "Investment Canada" means the Investment Canada Act, Chapter I-21.8 R.S., 1985, c. 28 (1st Supp.).

                  "Lien" means any mortgage, pledge, security interest, preemptive right, encumbrance, lien, claim or other charge.

                  "Medical Plan Excess" has the meaning given such term in
         Section 4.4(d).

                  "New Wilson Domestic Employees" has the meaning given such term in Section 4.3(a).

                  "New Wilson Employees" has the meaning given such term in
         Section 4.3(a).

                  "New Wilson Foreign Employees" has the meaning given such term in Section 4.3(a).

                  "New Wilson Foreign Severance Plan" has the meaning given such term in Section 4.4(b)(iv).

                  "Notes" means, collectively, Smith Note A and Smith Note B.

                  "Permitted Liens" means any:

                           (i) Liens for taxes or assessments not yet
                  delinquent;

                           (ii) materialman's, mechanic's, repairman's,
                  employee's, contractor's, operator's, and other similar Liens or charges arising in the ordinary course of business but only to the extent such Liens secure obligations that, as of the date hereof, are not due and payable; or

                           (iii) minor defects, irregularities in title,
                  easements, rights of way, servitude and similar rights that individually or in the aggregate (A) have not had, and may not reasonably be expected to have, an adverse effect on the ability of the owner to own or utilize such affected property in the manner previously owned or utilized or (B) materially impair the value of such affected property.

                  "Person" means any corporation, individual, joint stock company, joint venture, partnership, limited liability company, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

                  "Prior Welfare Plans" has the meaning given such term in
         Section 4.4(e)(iv).

                  "SEC" means the Securities and Exchange Commission.

                  "Smith Note A" means the Senior Subordinated Promissory Note made by Smith payable to CE in the original face amount of $14,500,000 in the form of Exhibit 1.1(a).

                  "Smith Note B" means the Senior Subordinated Promissory Note made by Smith payable to CE in the original face amount of $15,500,000 in the form of Exhibit 1.1(b).

                  "Smith Shares" means the 548,527 shares of Smith common stock, par value $1.00 per share.

                  "Tax Returns" means all tax returns and tax reports that are required to be filed with any country, state, county, city or other political subdivision, agency, court or instrumentality.

                  "Transaction Documents" means this Agreement, the Notes, the Transfer Documents and each other document, agreement, certificate, conveyance or note executed in connection with any of the preceding and delivered at the Closing.

                  "Transfer Date" has the meaning given such term in Section 4.4(g)(iii).

                  "Transfer Document" has the meaning given such term in Section 3.2.

                  "Welfare Plans Extension Period" has the meaning given such term in Section 4.4(e)(iv).

                  "Wilson Domestic Welfare Plan Program" has the meaning given such term in Section 4.4(e)(i).

                  "Wilson Foreign Welfare Plan Program" has the meaning given such term in Section 4.4(e)(ii).

                  "Wilson Indemnified Liabilities" has the meaning given such term in Section 6. 1(a).

                  "Wilson Indemnified Parties" means each of Smith, Wilson, their Affiliates, as the case may be, and each of their respective directors, officers, employees, agents, representatives, shareholders, partners, members and their successors and assigns.

         1.2 Construction. Words used in this Agreement, regardless of the number or gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context shall require.

         1.3 References. As used in this Agreement, unless expressly stated otherwise, references to (a) "include" or "including" mean "including, without limitation," and (b) a "party" mean Smith, Wilson, Conemsco, or CE and the "parties" mean all of them. Unless otherwise specified, all references in this Agreement to Articles, Sections and Exhibits are deemed references to the corresponding Articles, Sections and Exhibits in, to and of this Agreement.

         1.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                          ARTICLE 2. PURCHASE AND SALE

         2.1 Purchase and Sale.

                  (a) On the terms set forth in this Agreement, as of the Effective Time, Seller and Conemsco (with respect to the CE Franklin Shares listed in item (viii) below) hereby sell, assign, transfer and convey, and Buyer hereby purchases and accepts, all of the properties and assets (real, personal and mixed, tangible and intangible) of the CE Acquired Business (the "CE Assets") including the following properties and assets:

                           (i) the real property owned or leased as described in
                  Exhibit 2.1(a)(i);

                           (ii) the leasehold improvements of the CE Acquired
                  Business;

                           (iii) the machinery and equipment of the CE Acquired
                  Business;

                           (iv) the office furniture and fixtures and other
                  assets of the CE Acquired Business;

                           (v) the owned and leased vehicles and other rolling
                  stock described in Exhibit 2.1(a)(v);

                           (vi) the inventories, materials and supplies of the
                  CE Acquired Business, excluding any and all tubular assets;

                           (vii) the trademarks and trade names described in
                  Exhibit 2.1(a)(vii);

                           (viii) the CE Franklin Shares, the Conemsco, Ltd.
                  Shares and the Dura Shares;

                           (ix) the Accounts Receivable;

                           (x) the leases, licenses, supply contracts, sales
                  contracts, master service agreements and other contracts and commitments of the CE Acquired Business;

                           (xi) all of the other assets described in Exhibit
                  2.1(a)(xi);

                           (xii) cash of the CE Acquired Business; and

                           (xiii) all other assets, properties, and rights of
                  every type and description (real, personal and mixed, tangible and intangible) used in the conduct of the CE Acquired Business as of the Effective Time, except those CE Excluded Assets, properties and rights as set forth in Exhibit 2.1(a)(xii) (collectively, the "CE Excluded Assets").

                  (b) As additional consideration for the sale of the CE Assets, Buyer hereby assumes and agrees to timely discharge the CE Assumed Liabilities as of the Effective Time. Except as otherwise provided in this Agreement, Buyer and Wilson shall not assume, or be deemed to have assumed, pursuant to this Agreement, any obligation or liability of Conemsco, CE or their subsidiaries other than the CE Assumed Liabilities.

         2.2 Purchase Price. The purchase price to be paid by Buyer to Seller and Conemsco for the purchase and sale of the CE Assets shall be $54,741,986 (the "Purchase Price") payable as follows:

                  (a) $24,741,986 shall be payable by Smith's delivery of the Smith Shares to Seller;

                  (b) $14,500,000 shall be payable by Smith's delivery of the Smith Note A to Seller; and

                  (c) $15,500,000 shall be payable by Smith's delivery of the Smith Note B to Seller.

         2.3 Allocation of Consideration. The Purchase Price shall be allocated among the CE Assets as follows: (a) the value of Smith Shares shall be allocated to the CE Franklin Shares and (b) the balance of consideration shall be allocated to the remaining Acquired Assets in accordance with Schedule 2.3.

         Buyer and Seller agree (a) that the allocations set forth in Schedule
2.3 have been made in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"); (b) to treat and report for tax purposes the transactions contemplated by this Agreement in a manner consistent with such allocation; and (c) not to take any action for tax purposes inconsistent with such allocation or such obligation.

         2.4 Failure of Consent. To the extent that the assignment or transfer of any shares of stock, contracts, licenses, leases, commitments, sales orders, purchase orders or other assets or rights to be transferred or assigned to Buyer and, after the Closing to Wilson as provided herein, shall require the consent of the other party or parties thereto, or the consent of any other Person, this Agreement shall not constitute an agreement to transfer or assign the same if an attempted assignment or transfer would constitute a breach thereof or violation of law. Subject to any other provision or condition herein dealing with specific consents, if such consent is not obtained, CE and Conemsco will cooperate in all reasonable respects with Buyer and Wilson (or any subsidiary of Wilson) to secure a reasonable mutually agreeable arrangement designed to provide Wilson (or such subsidiary) with the benefits of any such shares of stock, contracts, licenses, leases, commitments, sales orders, purchase orders, or other assets or rights including enforcement for the benefit of Wilson (or such subsidiary) of any and all rights of the party against the other party or parties thereto arising out of the breach or cancellation by such other party or parties or otherwise.

         2.5 Receipts. Subject to the terms hereof, (a) all monies, proceeds, receipts, credits and income attributable to (i) the CE Acquired Business shall be the sole property and entitlement of Buyer, and, to the extent received by Seller, Seller shall fully disclose, account for and transmit same to Buyer promptly and (ii) the CE Excluded Assets shall be the sole property and entitlement of Seller and, to the extent received by Buyer, Buyer shall fully disclose, account for and transmit same to Seller promptly and (b) any payments or disbursements related to trade or accounts payable or similar charges (i) related to the CE Acquired Business inadvertently made by Seller after the Closing Date, will be reimbursed by Buyer upon Seller providing Buyer with reasonable documentation supporting Seller's claim that such payment should have been for the account of Buyer, in accordance with the terms hereof, and that such payable or charge has actually been paid by Seller and (ii) related to the CE Excluded Assets inadvertently made by Buyer after the Closing Date, will be reimbursed by Seller upon Buyer providing Seller with reasonable documentation supporting Buyer's claim that such payment should have been for the account of Seller, in accordance with the terms hereof, and that such payable or charge has actually been paid by Buyer. In addition, the parties will provide each other with access to records and assist in providing the other parties with information regarding receivables and payables related to the CE Acquired Business and the CE Excluded Assets.

                             ARTICLE 3. THE CLOSING

         3.1 Closing Documents. At the Closing, the following actions shall occur:

                  (a) Smith shall deliver to Conemsco a stock certificate representing the Smith Shares;

                  (b) Smith shall deliver to Seller the Notes;

                  (c) Smith shall cause its counsel to deliver to Seller a legal opinion to the effect that (i) neither the issuance of the Smith Shares or the Notes shall require registration under the Act, (ii) the issuance of the Notes and the Smith Shares does not conflict with, or constitute a default under, any material agreement of Smith or the certificate of incorporation or bylaws of Smith and (iii) the Notes have been duly authorized, executed and delivered and are enforceable in accordance with their terms;

                  (d) Smith shall deliver to Conemsco and CE a certificate, dated the Closing Date, from the Secretary of Smith certifying (i) that attached are true and correct copies of resolutions adopted by the Board of Directors of Smith authorizing the transactions contemplated hereby and the execution of the Agreement and the issuance of the Smith Shares and the Notes by the officer or representative signing on behalf of Smith, (ii) the incumbency of the individual executing the Agreement on behalf of Smith and (iii) that attached are true and correct copies of the charter documents of Smith;

                  (e) Wilson shall deliver to Conemsco and CE a certificate, dated the Closing Date, from the Secretary of Wilson certifying (i) that attached are true and correct copies of resolutions adopted by the Board of Directors of Wilson authorizing the transactions contemplated hereby by the officer or representative signing on behalf of Wilson,
         (ii) the incumbency of the individual executing the Agreement on behalf of Wilson and (iii) that attached are true and correct copies of the charter documents of Wilson;

                  (f) Conemsco shall deliver to Smith and Wilson a certificate, dated the Closing Date, from the Secretary of Conemsco certifying (i) that attached are true and correct copies of resolutions adopted by the Board of Directors of Conemsco authorizing the transactions contemplated hereby and the execution of the Agreement and any Transfer Documents by the officer or representative signing on behalf of Conemsco, (ii) the incumbency of the individual executing the Agreement and any Transfer Document on behalf of Conemsco and (iii) that attached are true and correct copies of the charter documents of Conemsco;

                  (g) CE shall deliver to Smith and Wilson a certificate, dated the Closing Date, from the Secretary of CE certifying (i) that attached are true and correct copies of resolutions adopted by the Board of Directors of CE authorizing the transactions contemplated hereby and the execution of the Agreement and any Transfer Documents by the officer or representative signing on behalf of CE, (ii) the incumbency of the individual executing the Agreement or any Transfer Document on behalf of CE and (iii) that attached are true and correct copies of the charter documents of CE;

                  (h) CE shall deliver to Wilson and Smith a certificate of existence and good standing for each of Conemsco, Ltd. and Dura issued by the appropriate public officials of the jurisdiction of its incorporation each dated not more than 10 days before the Closing Date; and

                  (i) CE, Smith and, where appropriate, one or more Affiliates of CE and Smith, shall execute and deliver one or more General Conveyance of Assets and Assumption of Liabilities Agreements in substantially the form set forth in Exhibit 3.1(i).

         3.2 Transfer Documents. In addition to the actions contemplated by
Section 3.1, at or in connection with the Closing, the parties agree that (i) Conemsco and CE shall execute and deliver, or cause their Affiliates to execute and deliver, as appropriate, and/or file or record all such assignments, deeds, bills of sale, conveyances, endorsements, and other documents substantially in the forms attached as Exhibits 3.2-1 and 3.2-2 (any such document, a "Transfer Document") as are required to effect the transfer and delivery to Smith and, after the Closing, Wilson of the CE Assets, and (ii) Buyer shall execute and deliver such instruments as are required to effect the assumption of the CE Assumed Liabilities by Buyer.

         3.3 Closing Date, Effective Time. The closing of the transactions contemplated under this Agreement shall take place at the offices of Gardere Wynne Sewell & Riggs, L.L.P., 1000 Louisiana, Suite 3400, Houston, Texas, at 10:00 a.m. on May 28, 1999 (the "Closing Date"). The purchase and sale of the CE Assets and the assumption of the CE Assumed Liabilities shall for all purposes be deemed to have taken place and to be effective at 12:01 a.m. on the Closing Date (the "Effective Time").

                          ARTICLE 4. CERTAIN COVENANTS

         4.1 Employees in General. Employees of the CE Acquired Business who are actively employed immediately prior to the Effective Time (collectively "Employees") shall be offered employment with Wilson effective as of the Effective Time. Effective on or after the Effective Time, Wilson shall have the right to terminate any of its employees, with or without cause, except as otherwise may be agreed by Wilson, Smith, CE and Conemsco, and subject to any applicable legal restrictions.

         4.2 Payroll.

                  (a) Payroll Processing Services by CE. For a period not to exceed 90 days after the Effective Time or such longer period as agreed to by CE and Wilson, CE, acting as agent for, and in the name of, Wilson, shall provide payroll processing services with respect to all employees of Wilson, who were employees of the CE Acquired Business on the day before the Effective Time (the "Former CE Employees"). As agent for Wilson, CE shall withhold any amounts required to be withheld from the wages of the Former CE Employees, shall timely deposit taxes withheld on behalf of Wilson, shall timely pay any employment taxes due by Wilson, with respect to the Former CE Employees, and as soon as administratively practicable following each payroll date, shall pay to Wilson, or to its designees which have been identified to CE in writing by Wilson, any amounts withheld from the wages of the Former CE Employees representing contributions for employee benefit plans. CE, as agent, shall furnish Wilson with all necessary information regarding wages paid to the Former CE Employees, and the amounts withheld from such wages, by CE, as agent, on or after the Effective Time.

                  (b) Payroll Processing Services Costs of CE. Until notified otherwise in writing by Wilson, CE, as payroll agent, shall be entitled to assume that there has been no change in any employee's salary, wages, withholding status, retirement plan, profit-sharing plan and welfare benefit elections or any other factor affecting payroll calculations. Except as specifically provided to the contrary herein, Wilson shall bear the costs of all salaries, wages, employment taxes, or other amounts due with respect to services performed by the employees of Wilson, at and after the Effective Time, and shall promptly on demand reimburse CE for all out of pocket costs incurred by CE in providing the payroll processing services described above unless such out of pocket costs incurred resulted from CE's gross negligence or willful misconduct.

                  (c) Assumption of Payroll Responsibility by Wilson. On the 91st day after the Effective Time or such later time as agreed to by CE and Wilson, or such earlier time as Wilson desires (as evidenced by written notice to CE), Wilson shall assume direct responsibility for the payroll of the Former CE Employees, and CE agrees to take such actions and furnish such information as may be necessary to enable Wilson to assume such responsibilities.

         4.3 Provisions Regarding Wilson Employees.

                  (a) Employees. Wilson shall accept the transfer of employment as of the Effective Time of all Employees. Employees accepting employment with Wilson as of the Effective Time who are employed in the United States shall be referred to as "New Wilson Domestic Employees" hereinafter. Employees accepting such employment who are employed in a non-U.S. country (other than U.S. citizens) shall be referred to as "New Wilson Foreign Employees"' hereinafter. New Wilson Domestic Employees and New Wilson Foreign Employees shall be referred to collectively as "New Wilson Employees" hereinafter. Unless otherwise expressly provided herein or under applicable law, or as the parties otherwise may agree, the terms and conditions of employment of Wilson employees shall be determined by Wilson. CE agrees that, except with the prior written consent of Wilson prior to the Effective Time CE will use its commercially reasonable efforts to keep available the services of the present officers and key employees of the CE Acquired Business.

                  (b) Certain Employees Claims and Charges.

                           (i) For those employment-related claims that are not
                  CE Assumed Liabilities, if any affirmative action (such as promotion, transfer and/or reinstatement) is required by reason of judicial determination, Wilson shall take such affirmative action, provided that CE, with respect to an action involving an employee or a former employee of the CE Acquired Business, shall be liable for, and indemnify Wilson from and against, any liability, penalty, cost or expense, including reasonable attorney fees, incurred by or imposed on Wilson as a result of such action (provided, however, that CE shall not be responsible for compensation or benefit expenses incurred after any reinstatement or promotion of any employee except to the extent attributable to actions of CE prior to the Effective Time). If, as part of a proposed settlement of any such claims, the affirmative action of Wilson is required, then Wilson shall take such affirmative action, provided that CE, with respect to an action involving an employee or a former employee of the CE Acquired Business, shall be liable for, and indemnify Wilson from and against, any liability, penalty, cost or expense, including reasonable attorney fees, incurred by or imposed on Wilson as a result of such action.

                           (ii) In addition to those claims or potential claims
                  assumed by Wilson under any other provision of this Agreement, Wilson shall be liable for, and indemnify Conemsco and CE from and against, any liability, penalty, cost or expense, including reasonable attorney fees, incurred by or imposed on a party as a result of claims by employees or former employees of the CE Acquired Business for any alleged violation of any statute, regulation, code, law or common law relating to the failure of Wilson to offer employment or the terms of the offer of employment, except with respect to any such liability, penalty, cost or expense relating to or arising from an action or inaction taken or failed to be taken by any party who may be entitled to indemnification under this Section 4.3(b).

                  (c) No Right to Employment. Notwithstanding any other provision of this Agreement, neither the offer of employment to any Employee of the CE Acquired Business, nor the indemnification provisions contained in this Agreement, shall create any third-party beneficiary rights with respect to any such Employee. Nothing in this Agreement, express or implied, shall confer upon any Employee, legal representative thereof or any collective bargaining agent any rights or remedies, including any right to employment, or continued employment for any specified period or the benefits, terms and conditions thereof, of any nature or kind whatsoever under or by reason of this Agreement. The provisions of this Section 4.3(c) shall not change the parties' obligations described in Section 4.4(b).

         4.4 New Wilson Employee Benefit Programs.

                  (a) Pre-Effective Time Benefit Obligations. Unless otherwise expressly provided herein, CE shall be solely responsible for payment of commissions, bonuses, incentive and deferred compensation for the current and former employees of the CE Acquired Business attributable to service rendered prior to the Effective Time. Similarly, unless otherwise expressly provided herein, CE shall be solely responsible for welfare benefits (including benefits for continued health care coverage under Section 601 et seq. of ERISA), pension benefits and any other benefits under plans, programs, arrangements and/or personnel policies for the current and former employees (and their eligible dependents and beneficiaries) of the CE Acquired Business, who do not become New Wilson Employees and for such benefits accrued, if any, prior to the Effective Time for or on behalf of Employees who become New Wilson Employees, including (i) short and long-term disability benefits, including maintenance care for disabilities that commenced before the Effective Time for the period that the New Wilson Employee or the covered dependent remains eligible for such benefits; (ii) life and survivor income benefits for deaths of New Wilson Employees' covered dependents which occur prior to the Effective Time; and (iii) educational assistance program benefits that were approved prior to the Effective Time.

                  (b) Termination Benefits. Unless otherwise expressly provided herein, Wilson shall be responsible for and hereby assumes all liability for the payment of severance pay, if any, for any New Wilson Employee it terminates after the Effective Time in accordance with the severance pay plan for similarly situated Wilson Employees.

                           (i) A New Wilson Domestic Employee who is
                  involuntarily terminated without cause during the first 60 days following the Effective Time shall receive a severance benefit from Wilson determined under the terms and conditions of the CE severance policy in effect or authorized as of the day prior to the Effective Time, as described by such party in writing to Wilson, reduced by any amounts paid to such Employee by Wilson and, if applicable, by CE under an arrangement described in Section 4.4(c) in connection with the Employee's termination of employment with Wilson.

                           (ii) A New Wilson Domestic Employee who is
                  involuntarily terminated without cause from Wilson after 60 days following the Effective Time but before January 1, 2000, shall receive the greater of (A) the severance benefit under a severance policy having terms and conditions no less favorable than the terms and conditions of the severance policy in effect or authorized for similarly situated Wilson employees as of the day prior to the Effective Time ("Wilson Domestic Severance Plan") or (B) the severance benefit that would have been payable to such New Wilson Domestic Employee under the

                  CE severance policy in effect or authorized as of the day prior to the Effective Time, reduced in either case by any amounts paid to such Employee by Wilson and, if applicable, by CE under an arrangement described in Section 4.4(c) in connection with the Employee's termination of employment with Wilson.

                           (iii) A New Wilson Domestic Employee who is
                  involuntarily terminated without cause after December 31, 1999, shall receive a severance benefit from Wilson determined under the Wilson Domestic Severance Plan, reduced by any amount paid to such Employee by Wilson under an arrangement described in Section 4.4(c) in connection with the Employee's termination of employment with Wilson. Subject to the provisions of applicable local law and subject to Sections 4.4(b)(i) and 4.4(b)(ii), the parties agree that Wilson or any affiliated company sponsoring the severance plan pursuant to which the Wilson Domestic Severance Plan benefits are paid, may amend or modify the Wilson Domestic Severance Plan after the Effective Time at such times and in such manner as it deems appropriate to provide reasonable severance benefits to its employees.

                           (iv) A New Wilson Foreign Employee who is
                  involuntarily terminated without cause after the Effective Time shall receive a severance benefit from Wilson determined under a severance policy having terms and conditions no less favorable than the terms and conditions of the severance policy of CE in effect or authorized with respect to such employees as of the day prior to the Effective Time, ("New Wilson Foreign Severance Plan"); provided, however, that such New Wilson Foreign Employee's severance pay and other termination benefits shall be as required under applicable local law, including to the extent appropriate, applicable Canadian provincial laws. Subject to the provisions of applicable local law, the parties agree that Wilson may amend or modify the New Wilson Foreign Severance Plan after the Effective Time at such times and in such manner as it deems appropriate to provide reasonable severance benefits to its employees.

                  (c) Employment Agreements and Similar Arrangements. Subject to the limitations contained in this Section 4.4(c), Wilson shall assume the obligations of CE under any employment agreements and similar arrangements listed in Exhibit 4.4(c) that are in existence as of the Effective Time between CE and Former CE Employees and that are assigned to Wilson hereunder (collectively, the "Employment Agreements"). CE shall assign its obligations under the Employment Agreements to Wilson, effective as of the Effective Time.

                  (d) Assumption of Certain Medical Liabilities. Wilson shall reimburse CE for the payment of benefits to or on behalf of Employees who become New Wilson Employees and their covered dependents for medical and dental services or materials received before the Effective Time and benefits for confinements that commenced before the Effective Time, including any doctor's visits during such confinements, provided that such benefits properly are payable under the welfare benefit plans maintained by CE and provided further, that Wilson shall not reimburse CE for any benefits in the aggregate under this Section 4.4(d) in excess of the Assumed CE Medical Liability (the "Medical Plan Excess"). In addition, Wilson shall reimburse CE for the payment of benefits under the CE welfare plans to or on behalf of Employees who become New Wilson Employees and their covered dependents for medical and dental services or materials received during the period commencing on the Effective Date and ending on the date such Employees or their covered dependents become covered under the Smith medical plan, provided that such benefits properly are payable under the welfare plans maintained by CE and provided further, that Wilson shall not reimburse CE for any such benefits that are reimbursed by insurance coverage or otherwise. CE and Conemsco agree to continue to maintain any insurance contract or other assets held to fund CE's benefit obligations under its health plan, at the same levels until such time as Wilson has no further obligation under this Section 4.4(d).

                  (e) Welfare Plans.

                           (i) Wilson agrees, on and after the Effective Time,
                  to provide the benefits provided for under the Wilson welfare plan programs for similarly situated Wilson employees in effect as of the day prior to the Effective Time, consisting of medical, dental, hospital, life, disability and such other similar insurance benefits for New Wilson Domestic Employees (the "Wilson Domestic Welfare Plan Program").

                           (ii) Wilson agrees, on and after the Effective Time,
                  to provide the benefits provided for under the Wilson welfare plan programs for similarly situated Wilson employees in effect as of the day prior to the Effective Time, consisting, to the extent then available under such programs, of medical, dental, hospital, life, disability and such other similar insurance benefits for New Wilson Foreign Employees (the "Wilson Foreign Welfare Plan Program").

                           (iii) The Wilson Domestic Welfare Plan Program and
                  the Wilson Foreign Welfare Plan Program are referred to herein collectively as the "Wilson Welfare Plan Program". Eligibility for, and the benefits under, the Wilson Welfare Plan Program will be determined by Wilson, in accordance with the foregoing, except that the Wilson Welfare Plan Program, where applicable, will:

                                    a) waive application of its preexisting
                           conditions provision to any New Wilson Employee or dependent thereof for any medical condition such New Wilson Employee or dependent thereof has as of the Effective Time; and

                                    b) recognize and apply to any deductibles
                           and copayments under medical and dental programs for New Wilson Employees, any medical and dental expenses incurred by Former CE Employees that are applied toward their 1999 deductibles and copayments under the applicable CE medical, dental and vision plans.

                           (iv) To the extent reasonably possible, if the New
                  Wilson Employees are not covered under one or more of the plans constituting the Wilson Welfare Plan Program, as of the Effective Time, then effective as of the Effective Time and until the date the New Wilson Employees are covered under such plan or plans, but not later than 90 days after the Effective Time, and the welfare benefit plans most similar to such omitted plan or plans that are listed in Exhibit 4.4(e)(iv) for the benefit of New Wilson Employees will be provided by CE for such employees, as applicable. The welfare benefit plans listed on such Exhibits are hereinafter called "Prior Welfare Plans". For the period commencing on the Effective Time and for so long as CE maintains one or more of the Prior Welfare Plans, but not longer than the earlier of the date the New Wilson Employees are covered under a similar plan under the Wilson Welfare Plan Program or 90 days following the Effective Time (the "Welfare Plans Extension Period"), CE shall provide benefits under its Prior Welfare Plans for such New Wilson Employees. Wilson shall reimburse CE for all out of pocket costs and expenses incurred by CE during the Welfare Plans Extension Period and associated with providing benefits, including claims paid, under the Prior Welfare Plans. CE represents with respect to its Prior Welfare Plans that, to the extent applicable, such plans comply in all material respects with all applicable law, including the provisions of the Code and ERISA.

                  (f) [Intentionally Left Blank].

                  (g) Pension and Retirement Plans for New Wilson Domestic Employees.

                           (i) Wilson agrees to take action to enable eligible
                  New Wilson Domestic Employees to participate in the tax-qualified retirement plan in which similarly situated employees of Wilson participated as of the day prior to the Effective Time, known as the Smith International, Inc. 401(k) Retirement Plan ("Smith Profit-Sharing Plan"), as soon as administratively practicable after the Effective Time.

                           (ii) Each New Wilson Domestic Employee shall be
                  credited under the Smith Profit-Sharing Plan with such employee's period of employment with CE or Conemsco, as applicable, for purposes of participation, vesting and determining the date such employee may first commence payment of benefits under the Smith Profit-Sharing Plan.

                           (iii) As soon as practicable following the Closing
                  Date, CE shall cause to be transferred from the trustees of the CE Profit-Sharing Plan to the trustees of the Smith Profit-Sharing Plan an amount in cash equal to the aggregate account balances of the Former CE Employees under the CE Profit-Sharing Plan determined as of the transfer date (which shall be a valuation date) (the "Transfer Date") in accordance with the methods of valuation set forth in the CE Profit-Sharing Plan; provided, however, that to the extent any CE Former Employee owes any amount to the CE Profit-Sharing Plan pursuant to the terms of a loan from such plan to such CE Former Employee, an in-kind transfer of such loan shall be made in lieu of the transfer of cash. From and after the date of such transfer, Smith shall cause the Smith Profit-Sharing Plan to assume the obligations of the CE Profit-Sharing Plan with respect to benefits accrued by the CE Former Employees under the CE Profit-Sharing Plan, and the CE Profit-Sharing Plan shall cease to be responsible therefor; provided, however, that prior to the transfer from the CE Profit-Sharing Plan contemplated by this Section 4.4(g)(iii), CE shall contribute all amounts required to be contributed to the CE Profit-Sharing Plan for periods prior to the Transfer Date and all other amounts that would be contributed to the CE Profit-Sharing Plan, for such periods in the ordinary course of the operation of such plan that are required to ensure that the CE Profit-Sharing Plan is fully funded. CE and Conemsco agree to indemnify Wilson and Smith from and against any liability, penalty, cost or expense, including reasonable attorney fees, incurred or imposed on Wilson and Smith related to the CE Profit-Sharing Plan for periods prior to the Transfer Date. Wilson and CE shall cooperate in making all appropriate arrangements and filings, if any, in connection with the transfer described above. Further, Wilson and CE shall cooperate and take such actions as are necessary to permit the continuation of loan repayments by Former CE Employees to the CE Profit-Sharing Plan by payroll deductions during the period beginning on the Closing Date and ending on the date of the transfer described in this Section 4.4(g)(iii).

                           (iv) Wilson and CE agree that Smith, as plan sponsor,
                  may amend or modify the Smith Profit-Sharing Plan following the Effective Time at such times and in such manner as it deems appropriate to provide reasonable benefits to its employees and the employees of participating affiliates and to maintain the tax-qualified status of the plan and for the plan to remain in compliance with ERISA.

                           (v) CE and Conemsco, with respect to the CE
                  Profit-Sharing Plan, represent and warrant that the plan, and its related trust, meet, in all material respects, the applicable requirements for qualification under Sections 401(a) and (k) and 501(a) of the Code and comply in all material respects with applicable law, including the Code and ERISA. CE and Conemsco agree to indemnify Wilson and Smith from and against any liability, penalty, cost or expense, including reasonable attorney fees, incurred by or imposed on Wilson or Smith, related to the CE Profit-Sharing Plan prior to the Effective Time.

                           (vi) Except as otherwise expressly provided herein
                  with respect to the CE Profit-Sharing Plan, neither Smith nor Wilson shall not assume any liability for or under, or continue as the sponsor of, any pension, profit sharing, or similar retirement program maintained by CE as of the Effective Time or under which CE had any obligation or liability as of or attributable to periods prior to, the Effective Time for Employees who become New Wilson Domestic Employees.

                  (h) Pension and Retirement Plans for New Wilson Foreign Employees.

                           (i) New Wilson Foreign Employees shall participate in
                  the pension or other retirement plan or plans for the benefit of similarly situated employees of Wilson in effect as of the day prior to the Effective Time.

                           (ii) Each New Wilson Foreign Employee shall be
                  credited under the pension or other retirement plan maintained by Wilson hereunder with such employee's period of employment with CE for purposes of participation, vesting and determining the date such employee may first commence payment of benefits under such pension or other retirement plan.

                           (iii) Subject to applicable law, CE agrees that
                  Wilson may amend or modify the pension or other retirement plan maintained by Wilson hereunder for New Wilson Foreign Employees following the Effective Time at such times and in such manner as it deems appropriate to provide reasonable benefits to its employees.

                  (i) Vacation, Compensation and Other Employee Benefits.

                           (i) New Wilson Employees shall be entitled to
                  vacation benefits under the appropriate Wilson vacation policy, on and after the Effective Time, that are the same, to the extent reasonably possible, as provided under the vacation policy in effect or authorized for similarly situated employees of Wilson as of the day immediately prior to the Effective Time.

                           (ii) Except as otherwise expressly provided herein,
                  the parties agree that Wilson shall adopt for the New Wilson Employees the salary, performance incentive plan, and job bonus structures and policies in effect or authorized for similarly situated employees of Wilson as of the day immediately prior to the Effective Time.

                           (iii) Except as otherwise expressly provided herein,
                  for purposes of the benefits provided under this Section 4.4(i), a New Wilson Employee's seniority shall include his or her employment with CE (or CE's Affiliates), as applicable, prior to the Effective Time.

         4.5 Bulk Sales Acts. CE agrees that no special notification shall be given to its creditors under the Bulk Sales Act of any applicable jurisdiction in connection with the transactions contemplated by this Agreement. CE agrees promptly and diligently to pay and discharge when due or to contest and litigate all claims (other than claims relating to the CE Assumed Liabilities) of its creditors that are asserted against Smith or Wilson by reason of any asserted noncompliance with any such Bulk Sales Act.

         4.6 Allocation of Taxes.

                  (a) Except as provided in Section 4.6(c), CE shall be responsible for and shall defend, hold harmless and indemnify Smith and Wilson with respect to all taxes imposed on or with respect to the CE Acquired Business that are attributable to any taxable period or transaction at and before the Effective Time. Smith and Wilson shall be responsible for all taxes assessable against Smith and Wilson, respectively, imposed on or with respect to the CE Acquired Assets and the CE Acquired Business that are attributable to any taxable period or transaction after the Effective Time.

                  (b) CE agrees to furnish to Smith and Wilson, upon request, as promptly as practicable, such information and assistance relating to the CE Acquired Assets as is reasonably necessary for the filing of its Tax Returns, and making of any election related to taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return. Each of the parties hereto shall cooperate with each other in the conduct of any audit or other proceeding related to taxes involving the CE Acquired Assets and shall execute and deliver such other documents as are reasonably necessary to carry out the intent of this Section 4.6(b).

                  (c) Real, personal property and ad valorem taxes imposed for taxable periods that include the Effective Time relating to property being transferred to Smith by CE pursuant to the terms of this Agreement shall be prorated between CE and Smith, as of the Effective Time based on a ratio the numerator of which is the number of days within the taxable period preceding the Effective Time and the denominator of which is the number of days in the taxable period. Aggregate amounts allocated to CE pursuant to this proration shall be reduced by the CE Assumed Liabilities for property taxes. To the extent aggregate allocated tax exceeds the CE Assumed Liabilities, CE shall promptly pay Smith an amount equal to the excess. To the extent the CE Assumed Liabilities exceed the aggregate allocated tax, Smith shall promptly pay CE an amount equal to the excess.

                  (d) To the extent liabilities for taxes are included as CE Assumed Liabilities, Smith or Wilson will make payments to the appropriate taxing authorities on behalf of CE at the direction of CE (except with respect to property taxes in which case Smith or Wilson will make payments therefor even if such taxes have not been fully accrued for in the CE Assumed Liabilities). Neither Smith nor Wilson will make any payments in respect of tax obligations of CE in excess of the liability amounts assumed (other than with respect to property taxes). If within 360 days after the Closing Date, any liabilities for taxes, other than property taxes, included as CE Assumed Liabilities have not been paid, Smith or Wilson will promptly pay CE an amount in cash equal to the unpaid liability.

         4.7 Further Actions. The parties acknowledge that the sale and transfer of the CE Acquired Business may not occur prior to or on the Closing Date. Until the sale and transfer is implemented in a specific foreign location, the parties shall use their commercially reasonable best efforts to conduct the operations of the CE Acquired Business in said specific foreign location for the benefit of Smith and Wilson whether such operations be through a separate foreign subsidiary, Affiliate or branch comprised totally of the CE Acquired Business or merely as a part of a foreign subsidiary, Affiliate or branch operations of CE in said location. Each of the parties agrees to use its commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, whether prior to or on or after the Closing Date, including using their commercially reasonable best efforts: (i) to obtain prior to or promptly following the Closing Date all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with such party as are necessary for the consummation of such transaction; (ii) to effect all necessary registrations and filings; (iii) to defend any lawsuits or other legal proceedings, whether judicial or administrative, calling into question this Agreement or the consummation of the transactions contemplated hereby; (iv) to furnish to the other parties such documentation, information and assistance as reasonably may be requested in connection with the foregoing; and (v) if any required consent of any third party under any contract, lease or agreement shall not be obtained or if any attempted assignment thereof would be ineffective or would impair Smith's and Wilson's rights thereunder so that Smith and Wilson would not in effect acquire the benefit of all of the rights of CE to act, to the extent permitted by applicable law, as Smith's and Wilson's agent in order for Smith or Wilson to obtain or assume the benefits or obligations thereunder, and to cooperate, to the extent permitted by applicable law, with Smith and Wilson in any other reasonable arrangement designated to obtain or assume such benefits or obligations for Smith and Wilson.

         4.8 Expenses.

                  (a) Except as otherwise specifically provided in this Agreement, Smith and Wilson shall pay (i) all expenses incurred by or on behalf of Smith, Wilson or any of their Affiliates in connection with the preparation, authorization and execution of this Agreement, including all fees and expenses of agents, representatives, counsel and accountants, (ii) all federal, state, local and foreign taxes arising out of the transactions contemplated hereby required to be paid by Smith or Wilson (other than those taxes, fees or charges contemplated by Section 4.8(b)(ii) and (iii)) including, any sale, transfer or similar taxes, if any, arising from the transactions contemplated hereby and (iii) all amounts payable with respect to any claim for brokerage or finders' fees or other commissions with respect to the transactions contemplated by this Agreement based in any way on any agreement, arrangement or understanding made by Smith, Wilson or any of their Affiliates.

                  (b) Except as otherwise specifically provided in this Agreement, Conemsco and CE shall pay all expenses incurred by or on behalf of Conemsco, CE or any of their Affiliates in connection with the preparation, authorization and execution of this Agreement, and the conveyance, transfer, assignment and delivery of the CE Assets and the CE Acquired Business to Smith, including all fees and expenses of agents, representatives, counsel and accountants, (ii) all federal, state, local and foreign taxes (other than sales taxes) and recording fees or similar charges arising out of the conveyance, transfer, assignment and delivery of the CE Assets and the CE Acquired Business to Smith and (iii) all amounts payable with respect to any claim for brokerage or finders' fees or other commissions with respect to the transactions contemplated by this Agreement based in any way on any agreement, arrangement or understanding made by Conemsco, CE or any of their Affiliates.

         4.9 Books of Account and Special Rights.

                  (a) Except as otherwise provided in this Agreement, Smith and Wilson shall not receive or utilize any rights or interest in the name of Conemsco or any other name, logo, abbreviation, word or combination thereof of similar import. It is hereby agreed that Smith and Wilson may utilize, at their sole option, the following items:

                           (i) Without limitation of time, Wilson may use
                  manuals, technical specifications, descriptive literature and catalogs in existence on the Closing Date and bearing CE's or its Affiliates' names or marks, provided that the name and marks are stamped or overprinted with Wilson's own name or marks;

                           (ii) Wilson shall have a period of one year after the
                  Closing Date within which to change the names or marks of CE and its Affiliates on the exterior of any buildings or leaseholds transferred to Wilson and to change any names or marks of CE and its Affiliates on the motor vehicles that are included in the CE Acquired Assets; and

                           (iii) Wilson shall have the right to sell any of the
                  inventories or products that are in bags or other containers bearing any of the names or marks of CE or its Affiliates, so long as the inventories or products sold or distributed after 180 days following the Closing Date (or such later date as the parties agree to) are not packaged in bags or other containers that bear such names or marks.

                  (b) Except as set forth in this Article 4, Conemsco and CE will transfer to Wilson all of their books and records (for both financial reporting and tax purposes) relating exclusively to the CE Acquired Business. Wilson agrees to make such books and records available to CE for inspection during the regular business hours for a period of six years following the Closing Date, and that CE may, at its own expense, make such copies of such books and records as it may deem necessary. Wilson shall not destroy any of such books and records without the prior written consent of CE.

         4.10 Registration Rights.

                  (a) Registration Rights. Seller will be entitled to the benefit of the registration rights set forth in this Section 4.10 with respect to the Smith Shares.

                  (b) Definitions. The following terms, as used in this Section 4.10, have the following meanings:

                  "Registration Expenses" means all expenses incident to Smith's performance of or compliance with this Section 4.10, including all registration and filing fees, messenger and delivery expenses incurred by Smith, internal expenses incurred by Smith (including all salaries and expenses of its officers and employees performing legal or accounting duties), all expenses relating to the preparation, printing, distribution and reproduction of the registration statement and the prospectus, the fees and expenses incurred in connection with the listing of the Smith Shares on any securities exchange, and fees and disbursements of counsel for Smith and Seller and of Smith's independent public accountants.

                  "Resale Registration Statement" has the meaning set forth in
         Section 4.10(e)(i).

                  "Restricted Stock" means all Smith Shares, all shares of Smith Common Stock evidenced by certificates delivered upon reissue or transfer of Smith Shares (other than certificates representing shares sold pursuant to the Resale Registration Statement or shares sold or disposed of in accordance with the terms of this Agreement which may, in the opinion of counsel for Smith, after such sale or disposition be transferred by the transferee thereof without registration under the Act) and all shares of Smith Common Stock evidenced by certificates delivered in connection with stock dividends and stock splits attributable to Smith Shares.

                  "Required Filing Date" has the meaning set forth in Section 4.10(e)(i).

                  "Smith Common Stock" means the common stock of Smith, par value $ 1.00 per share.

                  (c) Restrictions and Restrictive Legend. All certificates representing Smith Shares issued hereunder shall initially be Restricted Stock. Seller agrees that, during the time that such stock is Restricted Stock, such stock shall have endorsed thereon a legend substantially as follows:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENEDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE LAW, AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE ACT OR SUCH APPLICABLE STATE LAW UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE THEREUNDER.

                  The Smith Shares shall cease to be Restricted Stock on the date two years after their date of issuance, except for such shares then held by Affiliates of Smith which shall cease to be Restricted Stock after the later of two years after the date of their issuance and three months after such person ceases to be an Affiliate of Smith. At any time that Smith Shares are not Restricted Stock and in connection with a sale of such shares pursuant to the Resale Registration Statement, Smith shall cause any stop transfer instructions to be rescinded and the legend endorsed on the certificates representing such shares to be removed upon the presentation of such certificate to the transfer agent for such purpose.

                  (d) Plan of Distribution. In order to provide liquidity to Seller in connection with the transactions contemplated by this Agreement, Smith has agreed to file the Resale Registration Statement. Seller acknowledges that Smith will be required in the Resale Registration Statement to provide a description of the methods and plans by which Seller may distribute and resell the Smith Shares acquired pursuant to this Agreement. Accordingly, Seller has advised Smith, acknowledging that Smith will rely thereon in preparation of the Resale Registration Statement, that the Smith Shares may be sold by or on behalf of Seller through or to brokers or dealers, or directly to investors pursuant to the prospectus contained in the Resale Registration Statement (or another prospectus contained in and forming a part of an effective registration statement under the Securities Act) or in transactions that are exempt from the requirements of registration under the Securities Act, at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of such sale, at prices related to such market prices or at negotiated prices, and in connection therewith distributors' or sellers' commissions may be paid or allowed. Brokers or dealers may act as agents for such Seller, or may purchase shares from Seller as principal and thereafter resell such shares from time to time in or through transactions or distributions on the New York Stock Exchange, the London Stock Exchange or other United States or foreign stock exchanges where trading privileges are available, in the over-the-counter market, in private transactions or in some combination of the foregoing.

                  (e) Registration Procedures. Smith will, subject to the provisions of this Section 4.10(e) and of Section 4.10(f), use all commercially reasonable best efforts to effect the registration and the sale of the Smith Shares by Seller under the Resale Registration Statement in accordance with the intended method of disposition thereof described in Section 4.10(d). In connection therewith, Smith will:

                           (i) prepare and file with the SEC within seven days
                  after the Closing Date (the "Required Filing Date"), a "shelf" registration statement on Form S-3 (or other appropriate form) pursuant to Rule 415 under the Act providing for the resale from time to time of the Smith Shares by Seller in accordance with the intended method of distribution thereof described in
                  Section 4.10(d) (the "Resale Registration Statement"), and shall use its commercially reasonable best efforts to cause the Resale Registration Statement to become effective as promptly as practicable;

                           (ii) prepare and file with the SEC such amendments
                  and supplements to such Resale Registration Statement and the prospectus contained therein as may be necessary to keep such Resale Registration Statement effective for a period ending on the second anniversary of the Closing Date or such shorter period as shall terminate when all Smith Shares covered by such registration statement have been sold;

                           (iii) as soon as reasonably practicable, furnish to
                  Seller, prior to filing the Resale Registration Statement, copies of such registration statement as proposed to be filed, and thereafter furnish to such Seller such number of copies of such Resale Registration Statement, each amendment and supplement thereto (in each case, if specified by such Seller, including all exhibits thereto), the prospectus included in such Resale Registration Statement (including each preliminary prospectus) and such other documents as such Seller may reasonably request in order to facilitate the disposition of Smith Shares owned by such Seller;

                           (iv) promptly notify the Seller at any time when a
                  prospectus relating thereto is required to be delivered under the Act within the period that Smith is required to keep the Resale Registration Statement effective of the happening of any event as a result of which the prospectus included in such Resale Registration Statement (as then in effect) contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading, and Smith will promptly prepare and file a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Smith Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading;

                           (v) promptly notify Seller of any stop order issued
                  by the SEC and take all reasonable actions to obtain the removal of any such stop order; and

                           (vi) use its reasonable efforts to cause all such
                  Smith Shares to be listed on the New York Stock Exchange (or the principal stock exchange on which the Smith Shares are then listed).

                  (f) Information from and Certain Covenants of Seller. Smith may require Seller to furnish to Smith such information regarding the Seller and the distribution of such Smith Shares as Smith may from time to time reasonably request in writing to carry out its obligations as to the Resale Registration Statement. Seller agrees to notify Smith as promptly as practicable of any inaccuracy or change in information previously furnished by Seller to Smith or of the occurrence of any event in either case as a result of which any prospectus relating to such registration contains an untrue statement of a material fact regarding such Seller or the distribution of such Smith Shares or omits to state any material fact regarding such Seller or the distribution of such Smith Shares required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to Smith any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Seller or the distribution of such Smith Shares, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading. Seller shall execute all consents, powers of attorney and other documents reasonably required to be signed by it in order to cause the Resale Registration Statement to become effective.

                  (g) Registration Expenses. All Registration Expenses will be borne by Smith. Any broker's fee, underwriting discount and commission applicable to the sale of Smith Shares shall be borne by the Seller of the Smith Shares to which such broker's fee, discount or commission relates, and Seller shall be responsible for all fees and expenses incurred by Seller in connection with any registration under this
         Section 4.10 other than Registration Expenses.

                  (h) Indemnities.

                           (i) Smith and Wilson agree to indemnify and hold
                  harmless any Wilson Indemnified Party who has sold Smith Shares pursuant to the Resale Registration Statement and each Person, if any, who controls Seller or Conemsco within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all Damages arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or the final prospectus contained therein relating to the Smith Shares or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to Smith by Seller or on Seller's behalf expressly for use therein.

                           (ii) CE and Conemsco agree to indemnify and hold
                  harmless any CE Indemnified Party and each Person, if any, who controls Smith or Wilson within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all Damages arising out of or based upon any untrue statement or alleged untrue statement of a material fact by Seller contained in the Resale Registration Statement or the prospectus contained therein and relating to the Smith Shares or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission by Seller to state. therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that such Damages arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to Smith by Seller or on Seller's behalf expressly for use therein.

         4.11 Financial Statements. CE agrees, and Conemsco agrees to cause CE, to use its commercially reasonable best efforts to provide the financial statements of CE related to the CE Acquired Business including an income statement and a balance sheet, at and for the month ending May 31, 1999, to Wilson within ten days after the Closing Date prepared in accordance with GAAP.

         4.12 Tax Clearance Certificate. As soon as reasonably practicable after the Closing Date Conemsco shall, or shall cause CE, to obtain a Tax Clearance Certificate under Section 116 of the Canadian Income Tax Act with respect to the sale of the Dura Shares hereunder and deliver such certificate to Smith as soon as reasonably practicable after Conemsco's receipt thereof

                   ARTICLE 5. REPRESENTATIONS AND WARRANTIES

         5.1 Smith and Wilson. Smith and Wilson, jointly and severally, represent and warrant to Conemsco, CE as follows:

                  (a) Organization and Standing. Smith is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Wilson is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. Each of Smith and Wilson has all requisite corporate power and authority to conduct or cause to be conducted its business as currently conducted and to perform its respective obligations under this Agreement and the Transaction Documents. The execution, delivery and performance by Smith of this Agreement and the other Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby and the issuance of the Smith Shares and Notes have been duly authorized by all necessary corporate proceedings on its part. The execution, delivery and performance by Wilson of this Agreement and the other Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby, and thereby, have been duly authorized by all necessary corporate proceedings on its part. This Agreement and the other Transaction Documents constitute the legal, valid and binding obligation of each of Smith and Wilson to the extent it is a party to such documents and each of such documents is enforceable in accordance with its terms except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and (ii) courts may award money damages rather than specific enforcement of contractual provisions involving matters other than or in addition to the payment of money.

                  (b) Consents, Compliance With Other Instruments. Except as described in Exhibit 5.1(b), the execution, delivery and performance by each of Smith and Wilson of this Agreement and the other Transaction Documents to which it is a party and the consummation by each of such parties of the transactions contemplated hereby and thereby and the issuance of the Smith Shares: (i) will not violate (with or without the giving of notice or lapse of time or both) any provision of law, rule, regulation, order, judgment or decree applicable to Smith or Wilson except for violations that would not, individually or in the aggregate, have a material adverse effect on the assets, business, financial condition or results of operations of Wilson or Smith; (ii) will not require any registration with, consent or approval of, or filing or notice to, any U.S. court, tribunal, or governmental or regulatory authority under any provision of law applicable to Smith or Wilson except for (A) the requirements of the Exchange Act, (B) the requirements of Investment Canada and (C) consents, approvals, filings or notices that would not, if not given or made, individually or in the aggregate, have a material adverse effect on the assets, business, financial condition or results of operations of Wilson or Smith; (iii) will not result in the creation of any Lien, other than Permitted Liens, upon any of the properties, assets or business of Smith or Wilson, which Liens, individually or in the aggregate with all other such Liens so created, would have a material adverse effect on the assets, business, financial condition or results of operations of Wilson or Smith; (iv) will not violate any provision of the certificate or articles of incorporation or bylaws of Smith or Wilson; and (v) will not require any consent, approval or notice under, and will not conflict with, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of (or give anyone the right to accelerate) the performance of, any obligation of Smith or Wilson under any material indenture, mortgage, deed of trust, lease, preemptive rights agreement, license, franchise, contract, agreement or other instrument to which Smith, Wilson or any of their subsidiaries is a party or by which either or any of their assets or properties are bound or encumbered.

                  (c) Representations as to Smith Shares. Upon issuance of the Smith Shares in connection herewith, the Smith Shares will be duly authorized, validly issued, fully paid and non-assessable, and free and clear of any Lien. Neither the issuance of the Smith Shares nor the Notes pursuant to this Agreement requires registration under the Act or any state securities laws.

                  (d) Public Filings. None of the Annual Report on Form 10-K, Quarterly Report on Form 10-Q, nor Current Report on Form 8-K, nor any amendment to any of the foregoing filed by Smith with the SEC with respect to its fiscal years ended December 31, 1998 or thereafter contains any untrue statement of a material fact or omits to state any material fact required to make any statement contained therein in light of the circumstances under which they were made, not misleading. Smith has provided to CE or made available to CE a copy of all such public filings.

                  (e) Material Changes. Since March 31, 1999 there is no event or condition, other than changes in the overall business activity of Smith and its subsidiaries related to a general downturn in the oil, gas and other industries in which they conduct business, which has had, or is likely to have, a material and adverse effect on the business, operation, management, properties or prospects, or the condition, financial or other, or results of operation of Smith and its subsidiaries taken as a whole.

                  (f) Capital Stock. The authorized and outstanding capital stock of Smith is as set forth on Schedule 5.l(f). All of such outstanding capital stock has been duly authorized and validly issued, is fully paid and nonassessable.

         5.2 Conemsco and CE. Conemsco and CE, jointly and severally, represent and warrant to Smith and Wilson as follows:

                  (a) Organization and Standing. Each of Conemsco and CE is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct or cause to be conducted its business (including the ownership and operation of the CE Acquired Business) as currently conducted and to perform its respective obligations under this Agreement and the Transaction Documents. Each subsidiary of CE and other Affiliate of CE that is being transferred to Buyer as a part of the CE Acquired Business is (i) a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation or (ii) a limited liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of formation. The execution, delivery and performance by Conemsco of this Agreement and the other Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate proceedings on its part. The execution, delivery and performance by CE of this Agreement and the consummation by it of the transactions contemplated hereby, and thereby, have been duly authorized by all necessary corporate proceedings on its part. This Agreement and the other Transaction Documents constitutes the legal, valid and binding obligation of each of Conemsco and CE to the extent it is a party to such documents, and each of such documents is enforceable in accordance with its terms except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and (ii) courts may award money damages rather than specific enforcement of contractual provisions involving matters other than or in addition to the payment of money.

                  (b) Consents; Compliance With Other Instruments. Except as described in Exhibit 5.2(b), the execution, delivery and performance by each of Conemsco and CE of this Agreement and the other Transaction Documents and the consummation by each of such parties of the transactions contemplated hereby and thereby: (i) will not violate (with or without the giving of notice or lapse of time or both) any provision of law, rule, regulation, order, judgment or decree applicable to Conemsco or CE except for violations that would not, individually or in the aggregate, have a material adverse effect on the assets, business, financial condition or results of operations of the CE Acquired Business; (ii) will not require any registration with, consent or approval of, or filing or notice to, any U.S. court, tribunal, or governmental or regulatory authority under any provision of law applicable to Conemsco or CE except for (A) the requirements of the Exchange Act, (B) the requirements of Investment Canada, (C) compliance with the terms and conditions of the Conemsco Loan Agreement and (D) consents, approvals, filings or notices that would not, if not given or made, individually or in the aggregate, have a material adverse effect on the assets, business, financial condition or results of operations of the CE Acquired Business; (iii) will not result in the creation of any Lien, other than Permitted Liens, upon any of the properties, assets or business of Conemsco, CE or the CE Acquired Business, which Liens, individually or in the aggregate with all such Liens so created, would have a material adverse effect on the assets, business, financial condition or results of operations of the CE Acquired Business; (iv) will not violate any provision of the certificate of incorporation or bylaws of Conemsco or CE; and (v) will not require any consent, approval or notice under, and will not conflict with, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of (or give anyone the right to accelerate) the performance of, any obligation of Conemsco or CE under any indenture, mortgage, deed of trust, lease, license, franchise, contract, agreement or other instrument material to the CE Acquired Business to which Conemsco or CE is a party or by which either or any of their assets or properties is bound or encumbered. To the knowledge of each of Conemsco and CE, none of Conemsco, CE or any third-party to any indenture, mortgage, deed of trust, agreement or other instrument to which Conemsco, CE or any of their Affiliates is a party or by which any such party is bound or to which any such party is subject is in breach of any of the terms, covenants, conditions or provisions thereof, which breach would have a material adverse effect upon the assets, business, financial condition or results of operations of the CE Acquired Business.

                  (c) Title to CE Assets. CE or one of its subsidiaries has good and indefeasible title to all of the material real properties included in the CE Assets purported to be owned in fee, and good and merchantable title to all of its other properties (provided that no title warranty is made with respect to permits, rights-of-way or easements). Except as to properties upon which no warranties are given, upon the transfer of the CE Assets to Smith (or to one or more subsidiaries of Smith) pursuant to this Agreement, Smith (or such subsidiary) will obtain good and indefeasible or merchantable title, as the case may be, thereto, free and clear of all Liens other than Permitted Liens, the CE Assumed Liabilities specifically identified in the CE Closing Statement and encumbrances specifically identified in any Transfer Documents.

                  (d) Necessary Assets Except as set forth in Exhibits 2.1(a)(xii) and 5.2(d) and except for changes in the ordinary course of business since April 30, 1999, the CE Assets comprise all of the assets, properties and rights of every type and description (real, personal and mixed, tangible and intangible) used by CE and its Affiliates in the conduct of the business of the CE Acquired Business as of the Effective Time.

                  (e) Financial Statements and Information. The closing statement annexed hereto as Exhibit 5.2(e) (the "CE Closing Statement") sets forth as of April 30, 1999, the net book value of (i) the assets, properties and rights to be included in the CE Assets as of such date and (ii) the Conemsco liabilities and obligations included in the CE Assumed Liabilities accrued as of such date, all as determined in accordance with GAAP except to the extent set forth on the CE Closing Statement.

                  (f) Exhibits. To the knowledge of Conemsco and CE, the information set forth in the Exhibits to this Agreement furnished by Conemsco, CE or their Affiliates is complete and correct in all material respects and all information required to be disclosed in order to make the Exhibits not materially misleading has been disclosed.

                  (g) Contracts. Exhibit 5.2(g) lists the following contracts and agreements related to the CE Acquired Business:

                           (i) employment agreements (other than salesmen's
                  commission agreements terminable at will or within one year) or "golden parachute" arrangements within the meaning of
                  Section 280G of the Code;

                           (ii) collective bargaining or union agreements;

                           (iii) bonus, stock option, incentive compensation
                  plans, non-qualified stock purchase plans or other welfare benefit plans or programs;

                           (iv) consulting agreements with obligations in excess
                  of $100,000;

                           (v) leases with respect to real property, facilities
                  or equipment having a remaining term in excess of one year or involving annual lease payments greater than $25,000;

                           (vi) leases with respect to data processing hardware
                  or software with obligations in excess of $ 100,000;

                           (vii) options, contracts or commitments to purchase
                  any fixed assets at a price in excess of $50,000;

                           (viii) distribution or warehousing agreements other
                  than those in the ordinary course of business;

                           (ix) sales representation, consigned stock or
                  sponsorship agreements other than those in the ordinary course of business;

                           (x) agreements with any party for money borrowed or
                  loaned in excess of $100,000;

                           (xi) bonds, guarantees or letters of credit involving
                  a third party obligating the CE Acquired Business in excess of $100,000;

                           (xii) license agreements, whether the CE Acquired
                  Business is a licensor or a licensee;

                           (xiii) other purchase orders or vendor commitments
                  having a value in excess of $250,000 or relating to purchases to be fulfilled over a period of more than one year;

                           (xiv) sales contracts, customer orders and/or master
                  service agreements for products and services with the largest 25 customers of the CE Acquired Business;

                           (xv) non-competition or other similar agreements for
                  the benefit of or obligating the CE Acquired Business;

                           (xvi) contracts or commitments, other than the
                  foregoing, having a term of more than one year or a value in excess of $500,000 (including barter or counter-trade arrangements); or

                           (xvii) agreements pursuant to which CE or its
                  Affiliates have granted any Person the exclusive right to sell any product within a geographical region and that cannot, by the express terms thereof, be canceled by Wilson after the Closing on no more than 60 days' notice without penalty, fee or premium of any nature (including any buy-back obligation).

         Except as expressly set forth in Exhibit 5.2(g), all such agreements, contracts and commitments are valid and in full force and effect as to the CE Acquired Business; and CE or the CE Acquired Business, as the case may be, has performed all material obligations required to be performed by each of them to date and is not in default in any material respect thereunder.

                  (h) Absence of Certain Changes or Events. Since April 30, 1999, except as otherwise disclosed in Exhibit 5.2(h), CE (and to the extent applicable, each of its Affiliates) has operated the CE Acquired Business in the usual, regular and ordinary manner and, to the knowledge of Conemsco and CE, has not:

                           (i) incurred any obligation or liability (contingent
                  or otherwise) relating to the CE Acquired Business except (x) normal trade or business obligations incurred in the ordinary course of business, the performance of which will not, individually or in the aggregate, have a material adverse effect on the assets, business, financial condition or results of operations of the CE Acquired Business and (y) obligations under contracts, agreements and leases required to be disclosed in Section 2.1(a)(x), the performance of which will not, individually or in the aggregate, have a material adverse effect on the assets, business, financial condition or results of operations of the CE Acquired Business;

                           (ii) mortgaged, pledged or subjected to any Lien
                  (other than Permitted Liens) any of the CE Assets (whether tangible or intangible);

                           (iii) sold, assigned, transferred, conveyed, leased
                  or otherwise disposed of or agreed to sell, assign, transfer, convey, lease or otherwise dispose of any of the assets or properties of the CE Acquired Business, except for fair consideration in the ordinary course of business;

                           (iv) acquired or leased (other than by a renewal of
                  an existing lease in the ordinary course of business) any assets or property relating to the CE Acquired Business other than in the ordinary course of business;

                           (v) waived or released any rights relating to the CE
                  Acquired Business other than in the ordinary course of business;

                           (vi) transferred or granted any proprietary rights
                  relating to the CE Acquired Business under any concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names, brandmarks or brand names, or with respect to any know-how;

                           (vii) made any material change or amendment to any
                  contractual obligation or made or granted any general wage or salary increase or entered into any employment contract with any officer or employee that CE or its Affiliates employ in the CE Acquired Business involving an annual base rate of compensation in excess of $100,000 or a period of employment of more than 30 days;

                           (viii) made any material change or amendment to any
                  contractual obligation or entered into any transaction, contract or commitment (other than this Agreement) relating to the CE Acquired Business, other than in the ordinary course of business;

                           (ix) made capital expenditures relating to the CE
                  Acquired Business or entered into any commitment therefor that, in the aggregate, exceed $250,000;

                           (x) suffered any material adverse change in the
                  operations, revenues, earnings, assets, liabilities, properties, business or condition, financial or otherwise, of the CE Acquired Business; provided, however, that losses from operations in the ordinary course of business of CE related to the CE Acquired Business in amounts similar to prior months shall not be considered a material adverse change;

                           (xi) lost any supplier or suppliers, which loss or
                  losses, individually or in the aggregate, has or may have a material adverse effect on the assets, business, financial condition or results of operations of the CE Acquired Business;

                           (xii) introduced any material change with respect to
                  the operation of the CE Acquired Business or permitted the CE Assets to be maintained other than in accordance with customary standards;

                           (xiii) transferred or granted any proprietary rights
                  relating to the CE Acquired Business under any copyrights other than in the ordinary course of business; or

                           (xiv) been charged with or advised of any violation
                  of the Foreign Corrupt Practices Act or any relevant Anti-Boycott provision of U.S. law.

                  (i) Litigation. Except as disclosed in Exhibit 5.2(i), there are no actions, suits or proceedings pending or, to Conemsco's or CE's knowledge, threatened against Conemsco, CE or the CE Acquired Business at law or in equity, or before or by any federal, state, municipal or other governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

                  (j) Labor Controversies. Except as disclosed in Exhibit 5.2(j), there are no controversies, unresolved labor union grievances, unfair labor practice proceedings or labor arbitration proceedings, pending or, to Conemsco's or CE's knowledge, threatened, between CE and any of the employees of the CE Acquired Business.

                  (k) Trademarks. To the best of Conemsco's and CE's knowledge, no patents, inventions, trademarks, trade names, brandmarks, brand names, copyrights, registrations or applications are necessary for the conduct of the businesses of the CE Acquired Business as now conducted, other than those listed in Exhibit 5.2(k). Except as described in
         Exhibit 5.2(k), CE owns, subject to any outstanding licenses to third parties or other agreements shown on Exhibit 2.1(a)(vii), all such inventions, trademarks, trade names, brandmarks, brand names, copyrights and registrations. Neither CE nor its Affiliates is a licensor in respect of any such inventions, trademarks, trade names, brandmarks, brand names, copyrights or registrations or applications therefor except as disclosed in Exhibit 5.2(k). No warranty or representation is made or implied with respect to the validity of any such inventions, marks, copyrights or names or with respect to the infringement of CE of any unlicensed third party patent; however, neither CE nor its Affiliates have received notice of any infringement of or conflict with the asserted rights of others with respect to the use of any such rights, except as may be set forth in
         Exhibit 5.2(k). To the knowledge of Conemsco and CE, CE owns or has the right and license to use all such rights necessary to carry on the full scope of the CE Acquired Business, and all such rights and licenses are listed on Exhibit 2.1(a)(vii) or 5.2(k). Except as set forth on Exhibit 2.1(a)(vii) or 5.2(k), neither CE nor its Affiliates, in the conduct of the business of the CE Acquired Business, have been placed on notice of any violation, or has any reasonable belief that it or they are in violation of any patent, patent license, trade name, trademark, brandmarks, brand names or copyrights of others. To the knowledge of Conemsco and CE, no employee of the CE Acquired Business owns, directly or indirectly, in whole or in part, any patents, inventions, trademarks, trade names, brandmarks, brand names, copyrights, registrations or applications therefor or interest therein that the CE Acquired Business has used, is currently using or the use of which is necessary for the businesses now conducted.

                  (l) Licenses; Permits; Authorizations. Except as disclosed on
         Exhibit 5.2(l) and to the knowledge of Conemsco and CE, the CE Assets include all material approvals, authorizations, consents, licenses, orders and other permits of all governmental agencies, whether federal, state, local or foreign, required to permit the operations of the CE Acquired Business substantially as currently conducted.

                  (m) Compliance with Applicable Law. Except as disclosed on
         Exhibit 5.2(m) and to the knowledge of Conemsco and CE, the conduct of the business of the CE Acquired Business does not in any material respect violate or infringe any domestic or foreign laws (to the extent that compliance therewith will not cause a violation of U.S. law), statutes, ordinances, rules, regulations, codes, orders, licenses, concessions or permits relating to any of the property thereof, including the CE Assets, or applicable to the operations thereof including labor, zoning, civil rights, and antitrust laws, and Environmental, Health and Safety Requirements. Except as disclosed on
         Exhibit 5.2(m) and to the knowledge of Conemsco and CE, the CE Acquired Business has obtained all permits, licenses and other authorizations that are required under federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including ambient air, surface water, groundwater, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes; to the knowledge of Conemsco and CE, the CE Acquired Business is in material compliance with all terms and conditions of the required permits, licenses and authorizations, and are also in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder related to the CE Acquired Business; to the knowledge of Conemsco and CE, neither CE nor its Affiliates are aware of, nor have they received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans that may interfere with or prevent compliance or continued compliance with those laws or any regulation, code, letter issued, entered, promulgated or approved thereunder, or that may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste; to the knowledge of Conemsco and CE, there is no friable asbestos nor materials containing polychlorinated biphenyls at any of the CE Acquired Business; and, to the knowledge of Conemsco and CE, there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or threatened against the CE Acquired Business relating in any way to those laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder related to the CE Acquired Business.

                  (n) Shared Facilities. As of the Effective Time, neither CE nor any of its Affiliates will retain any facilities that were used in the CE Acquired Business other than facilities of a deminimis nature the retention of which by CE or its Affiliates should not have a material adverse effect on the assets, business, financial condition or results of operations of the CE Acquired Business.

                  (o) Affiliate Transactions. Exhibit 5.2(o) describes all services and assets owned, licensed to or otherwise held by any Affiliate of CE that have been made available or provided to or used by the CE Acquired Business prior to the Closing Date and that are necessary for Smith and Wilson to own and operate the CE Acquired Business or the CE Assets in the manner previously owned and operated by CE.

                  (p) Welfare Plans. The welfare benefit programs and any Prior Welfare Plans, maintained by CE or its Affiliates as of the Effective Time, comply in all material respects with applicable law, including with respect to each Prior Welfare Plan and CE domestic welfare benefit program, the Code and ERISA. With respect to CE's or its Affiliates' Prior Welfare Plans, such plans and the benefits provided pursuant to
         Section 4.4 may be modified or terminated at any time and Smith and Wilson are not required to continue any benefit available under a Prior Welfare Plan.

                  (q) Employee Benefit Plans. Listed on Exhibit 5.2(q) are all of the incentive, welfare, pension and retirement plans and arrangements in effect or authorized as of the Effective Time in respect of the Employees of the CE Acquired Business and all insurance contracts, trusts and other funding vehicles in effect as of the Effective Time for such plans and arrangements. Except as otherwise expressly provided in Sections 4.4(c), 4.4(d) and 4.4(e)(iv), neither Smith nor Wilson will incur any liability, cost or expense arising from, or with respect to, any employee benefit plan, as described in
         Section 3(3) of ERISA, or any similar plan or arrangement maintained, or contributed to, by Conemsco or CE, or under which Conemsco or CE has any obligation or liability, including any liability, cost or expense for post-retirement health, life or other welfare benefits.

                  (r) Investment.

                           (i) Conemsco and CE are purchasing the Smith Shares
                  and the Notes hereunder for their own account for investment and with no present intention of distributing or reselling any part thereof other than in compliance with applicable securities laws.

                           (ii) Seller understands that the Smith Shares have
                  not been registered (x) under the Act or (y) with the State Securities Board of the State of Texas by reason of the reliance by Smith on exemptions from the registration requirements thereof and that Buyer's reliance is predicated on Seller's representations set forth herein.

                           (iii) Seller understands that the Smith Shares may
                  not be sold, transferred or otherwise disposed of without registration under the Act or an exemption therefrom, and that in the absence of an effective registration statement covering the same or an available exemption from registration under the Act, the Smith Shares must be held indefinitely.

                           (iv) Seller (x) by reason of the business and
                  financial experience of its directors, officers and employees has the capacity to protect its own interests in connection with the transactions contemplated hereby and (y) is able to bear the economic risk thereof.

                  (s) Cash. Since April 30, 1999, on a net basis, no cash has been paid to, distributed to or dividended out of the CE Acquired Business to Conemsco or its Affiliates.

                   ARTICLE 6. LIABILITIES AND INDEMNIFICATION

         6.1 Smith-Wilson Indemnification.

                  (a) Smith and Wilson shall, jointly and severally, be liable for, and hereby agree to indemnify and hold each of the CE Indemnified Parties harmless against, any Damages with respect to any actions, suits, proceedings, demands, assessments, claims and judgments arising out of (collectively, the "Wilson Indemnified Liabilities"):

                           (i) any breach of or inaccuracy in any of the
                  representations or warranties made by Smith or Wilson in this Agreement;

                           (ii) any breach or default in performance by Smith or
                  Wilson of any of the obligations that are to be performed by Smith or Wilson, respectively, under this Agreement; any failure by Smith or Wilson to duly pay, perform or discharge the CE Assumed Liabilities; and

                           (iii) any aspect of Wilson's ownership, use or
                  operation of the CE Assets or the CE Acquired Business after the Effective Time.

                  (b) Smith and Wilson shall, jointly and severally, be liable for, and hereby agree to indemnify and hold each of the CE Indemnified Parties harmless against, any Damages with respect to any actions, suits, proceedings, demands, assessments, claims and judgments, pursuant to or in connection with the application of any Environmental, Health and Safety Requirements or to the condition of the CE Acquired Business in case of acts or omissions occurring at any time on or after the Closing Date, specifically including acts or omissions with respect to the on-site or off-site disposal of wastes and waste waters, or threatened damage to the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) at any on-site or off-site location, occurring or alleged to have been caused, in whole or in part, by the transportation, treatment, storage, or disposal of any pollutant, contaminant, chemical, or industrial, toxic, or hazardous substance or waste generated or produced in connection with the business of the CE Acquired Business on or after the Closing Date.

         6.2 Conemsco-CE Indemnification.

                  (a) Conemsco and CE shall, jointly and severally, be liable for, and hereby agree to indemnify and hold each of the Wilson Indemnified Parties harmless against, any Damages with respect to any actions, suits, proceedings, demands, assessments, claims and judgments arising out of (collectively, the "CE Indemnified Liabilities"):

                           (i) any breach of or inaccuracy in any of the
                  representations or warranties made by Conemsco or CE in this Agreement;

                           (ii) any breach or default in performance by Conemsco
                  or CE of any of the obligations that are to be performed by Conemsco or CE, respectively, under this Agreement; and

                           (iii) except for the CE Assumed Liabilities, any
                  aspect of CE's ownership, use, operation or employment of the CE Assets before the Effective Time.

                  (b) CE and Conemsco shall, jointly and severally, be liable for, and hereby agree to indemnify and hold each of the Wilson Indemnified Parties harmless against, any Damages (other than those attributable to the CE Assumed Liabilities to the extent accrued on the CE Closing Statement) with respect to any actions, suits, proceedings, demands, assessments, claims and judgments, pursuant to or in connection with the application of any Environmental, Health and Safety Requirements (excluding those relating solely to health and safety, such as OSHA and any other U.S. or non-U.S. national, federal, state or local laws, ordinances, rules, regulations or publications relating to health and safety, the indemnification obligation for which is described in and limited by Section 6.2(a)(i)) or to the condition of the CE Acquired Business in case of acts or omissions occurring at any time prior to the Closing Date, specifically including acts or omissions with respect to the on-site or off-site disposal of wastes and waste waters, or threatened damage to the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) at any on-site or off-site location, occurring or alleged to have been caused, in whole or in part, by the transportation, treatment, storage, or disposal of any pollutant, contaminant, chemical, or industrial, toxic, or hazardous substance or waste generated or produced in connection with the business of the CE Acquired Business (collectively referred to as the "Wilson Environmental Liabilities") prior to the Closing Date. This indemnification obligation shall apply irrespective of whether the Wilson Environmental Liabilities subject to this provision are known or unknown as of the Closing Date.

         6.3 Product Liabilities. CE shall remain liable (with respect to Smith and Wilson) for any Damages (other than those attributable to the CE Assumed Liabilities to the extent accrued on the CE Closing Statement) that arise out of or are based upon strict liability, negligence, or any express or implied representation, or agreement made by CE or its Affiliates or claimed to have been made by Conemsco or its Affiliates or imposed or asserted to be imposed by operation of law, in each case, in connection with any occurrence or exposure prior to the Effective Time relating to the products of CE or its Affiliates (the foregoing being referred to herein as a "CE Product Liability Claim"), and Conemsco or CE shall, jointly and severally, indemnify and hold harmless the other parties from and against any Damages other than those attributable to the CE Assumed Liabilities to the extent accrued on the CE Closing Statement) resulting from any CE Product Liability Claim.

         6.4 Settlement of Indemnities.

                  (a) Except for the obligations of CE and Conemsco hereto under Sections 4.2(b), 4.3(b), 4.4(e)(iii), 4.4(g)(iii), 4.6(a), 4.8(a)(iii),
         4.8(b)(iii), 6.2(a)(ii), 6.3, the obligation of each of Conemsco and CE to indemnify the Wilson Indemnified Parties shall not become effective unless and until the Damages for the CE Indemnified Liabilities and due to the Wilson Indemnified Parties, collectively, cumulate $1,000,000, in which event Conemsco and CE jointly will be obligated, subject to the other provisions of this Article 6, to indemnify the Wilson Indemnified Parties for those Damages for the CE Indemnified Liabilities that are in excess of the initial $1,000,000 deductible; provided, however, Damages by the CE Indemnified Parties or the Wilson Indemnified Parties incurred that do not exceed $5,000, whether incurred as a result of a single incident or a series of related incidents, shall not be included in the calculation of Damages for purposes of determining whether an indemnification obligation exists. The limitation contained in this Section 6.4 shall be applicable to the health and safety indemnity set forth in Section 6.2(a)(i).

                  (b) If any party entitled to indemnification under this Agreement (an "Indemnified Party") discovers any fact upon which the Indemnified Party intends to base a claim for indemnification hereunder, or if any claim or assertion of liability is made or asserted by a third party against the Indemnified Party based on any liability or assertion of a right that, if established, would constitute a breach of any of the representations, warranties, covenants or agreements of any of Smith, Wilson, Conemsco or CE (the "Indemnifying Party"), in respect of which indemnification has been provided for hereunder, the Indemnified Party shall, with reasonable promptness, but in no case more than 60 days, give to the Indemnifying Party written notice of such claim or assertion of liability and, to the extent the Indemnifying Party shall give written notice to the Indemnified Party of acceptance of the defense of such claim and the identity of counsel selected by the Indemnifying Party, except as set forth below, such notice to the Indemnified Party shall give the Indemnifying Party full authority to defend, adjust, compromise or settle, without expense to the Indemnified Party, such action, suit, proceeding or demand of which such notice shall have been given in the name of the Indemnified Party or otherwise as the Indemnifying Party shall elect. The Indemnifying Party shall consult with the Indemnified Party prior to any such compromise or settlement, and the Indemnified Party shall have the right to refuse such compromise or settlement and, at its sole cost, to take over such defense; provided, however, in such event, the Indemnifying Party shall not be responsible for, nor shall it be obligated to indemnify the Indemnified Party against, any cost and liability in excess of such compromise or settlement. With respect to any defense accepted by the Indemnifying Party, the Indemnified Party shall be entitled to participate with the Indemnifying Party in such defense and also shall be entitled to employ separate counsel for such defense at its sole expense. In the event the Indemnifying Party does not accept the defense of any Indemnified claim as provided above, the Indemnified Party shall have the right to employ counsel for such defense at the expense of the Indemnifying Party. Each of Smith, Wilson, Conemsco, and CE agrees to cooperate with Smith, Wilson, Conemsco or CE, as the case may be, in the defense of any such actions and the relevant records of each party shall be available to the other parties with respect to any such defense. None of Smith, Wilson, Conemsco or CE will be required to provide assistance to the party asserting the claim unless such assistance is required by law.

                  (c) Notwithstanding anything to the contrary in this Agreement, no party may assert any claim for indemnification under this
         Article 6 or under any other provision of this Agreement unless (i) if such claim relates to any matter other than taxes, title to assets, environmental matters or any covenant herein, such claim is first asserted in accordance with the terms of this Agreement prior to the 18 month anniversary of the Closing Date, (ii) if such claim relates to any environmental matter, such claim is first asserted in accordance with the terms of this Agreement prior to the third anniversary of this Agreement, (iii) if such claim relates to taxes or title to assets, such claim is first asserted in accordance with terms of this Agreement within six months after the expiration of the applicable statute of limitations, if any, and (iv) if such claim relates to any covenant herein, such claim is asserted in accordance with this Agreement at any time; provided, the foregoing shall not apply to Claims arising from the CE Assumed Liabilities or the CE Excluded Liabilities or Claims under Section 4.10.

         6.5 No Warranty on Assets. EXCEPT AS PROVIDED IN THIS AGREEMENT, CONEMSCO AND CE MAKE NO REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, QUALITY, CONDITION OR FITNESS FOR PARTICULAR USES OF ANY OF THE CE ASSETS, ALL OF THE SAME BEING HEREBY EXPRESSLY EXCLUDED AND DISCLAIMED.

         6.6 Express Negligence. THE FOREGOING INDEMNITIES SET FORTH IN THIS AGREEMENT ARE INTENDED TO BE ENFORCEABLE AGAINST THE PARTIES IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF NOTWITHSTANDING TEXAS' EXPRESS NEGLIGENCE RULE OR ANY SIMILAR DIRECTIVE THAT WOULD PROHIBIT OR OTHERWISE LIMIT INDEMNITIES BECAUSE OF THE SIMPLE OR GROSS NEGLIGENCE (WHETHER SOLE, CONCURRENT, ACTIVE OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY OF ANY INDEMNIFIED PARTIES.

         6.7 Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IN NO EVENT SHALL ANY PARTY BE LIABLE TO THE OTHER FOR ANY EXEMPLARY, PUNITIVE, SPECIAL, INDIRECT, CONSEQUENTIAL, REMOTE OR SPECULATIVE DAMAGES; PROVIDED, HOWEVER, THAT IF ANY INDEMNIFIED PARTY IS HELD LIABLE TO A THIRD PARTY FOR ANY OF SUCH DAMAGES AND THE INDEMNIFYING PARTY IS OBLIGATED TO INDEMNIFY THE INDEMNIFIED PARTY FOR THE MATTER THAT GAVE RISE TO SUCH DAMAGES PURSUANT TO THIS AGREEMENT, THEN THE INDEMNIFYING PARTY SHALL BE LIABLE FOR, AND OBLIGATED TO REIMBURSE THE INDEMNIFIED PARTY FOR, SUCH DAMAGES.

         6.8 Exclusive Remedy; Indemnification Intent.

                  (a) THE PARTIES AGREE THAT THE SOLE AND EXCLUSIVE REMEDY OF ANY PARTY HERETO OR THEIR RESPECTIVE AFFILIATES WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CLAIMS RELATING TO THE CE ACQUIRED BUSINESS, THE EVENTS GIVING RISE TO THIS AGREEMENT AND THE TRANSACTIONS PROVIDED FOR HEREIN OR CONTEMPLATED HEREBY OR THEREBY, SHALL BE LIMITED TO THE INDEMNIFICATION PROVISIONS SET FORTH IN THIS AGREEMENT AND, IN FURTHERANCE OF THE FOREGOING, EACH OF THE PARTIES, ON BEHALF OF ITSELF AND ITS AFFILIATES, HEREBY WAIVES AND RELEASES THE OTHER PARTIES HERETO (AND SUCH OTHER PARTIES' AFFILIATES) FROM, TO THE FULLEST EXTENT PERMITTED UNDER ANY APPLICABLE LAW, ANY AND ALL RIGHTS, CLAIMS AND CAUSES OF ACTION IT OR ITS AFFILIATES MAY HAVE AGAINST THE OTHER PARTY HERETO EXCEPT AS PROVIDED HEREIN.

                  (b) The parties hereto intend that, even though indemnification and other obligations appear in various sections and articles of this Agreement, the indemnification procedures and limitations contained in this Article 6 shall apply to all indemnity and other obligations of the parties under this Agreement, except to the extent expressly excluded in this Article 6.

                         ARTICLE 7. GENERAL PROVISIONS

         7.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed therein.

         7.2 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, and it is not intended to confer upon any other Person any rights or remedies hereunder, except for the Indemnified Parties expressly identified in this Agreement but only to the extent specifically set forth in this Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, by any of the parties without the prior written consent of the other parties, except that Smith or Conemsco may at any time assign any or all of its rights or obligations hereunder to one of its wholly-owned subsidiaries (but no such assignment shall relieve Smith or Conemsco, as the case may be, of any of its obligations under this Agreement).

         7.3 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         7.4 Notices. All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date delivered, if delivered personally, by overnight delivery service or sent by facsimile machine to the Persons identified below, or three days after mailing in the U.S. Mail if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

                  (a)      if to Smith:

                           Smith International, Inc.
                           16740 Hardy Street
                           Houston, Texas 77032
                           Facsimile:  281.233.5996
                           Attn.:  General Counsel

                  (b)      if to Wilson:

                           Wilson Industries, Inc.
                           1301 Conti
                           P.O. Box 1492
                           Houston, Texas 77251-1492
                           Facsimile:  713.237.3741

                  (c)      if to Conemsco:

                           CONEMSCO, Inc.
                           131 11 Northwest Freeway
                           Suite 200
                           Houston, Texas 77040-6311
                           Attention:  Charles Armbrust
                           Facsimile:  713.510.2230

                  (d)      if to CE:

                           CE Distribution Services, Inc.
                           13111 Northwest Freeway
                           Suite 200
                           Houston, Texas 77040-6311
                           Attention:  Charles Armbrust
                           Facsimile:  713.510.2230

                           with a copy to:

                           SCF Partners
                           600 Travis
                           Suite 6600
                           Houston, Texas 77002
                           Attention:  Andrew Waite
                           Facsimile:  713.227.7850

         Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 7.4.

         7.5 Litigation and Claim Support. If so requested by a party, whether in connection with the matters set forth in Section 6 or otherwise, each of CE and Wilson shall and shall cause its employees to cooperate with such party and its Affiliates and their counsel in defending or prosecuting any litigation or claim brought by such party against any third party or by any third party against such party and relating to the business or properties of CE or Wilson, as the case may be. Cooperation shall include causing the employees of CE or Wilson as the case may be to furnish documents, testify as witnesses, appear for depositions and take other similar actions as the Wilson Indemnified Parties or the CE Indemnified Parties may reasonably request.

         7.6 Mediation-Arbitration. If a dispute arises from or relates to this Agreement or the breach thereof and if the dispute cannot be settled through direct discussions, the parties agree to endeavor first to settle the dispute in an amicable manner by mediation administered by the American Arbitration Association under its Commercial Mediation Rules before resorting to arbitration. Thereafter, any unresolved controversy or claim arising from or relating to this Agreement or breach thereof shall be settled by binding arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof Notwithstanding any other provision of this Agreement or this Section 7.6 to the contrary, no party shall be precluded from seeking injunctive relief or a temporary restraining order prior to implementing procedures for mediation or arbitration hereunder provided that such party determines in the good faith exercise of its best judgment that it will suffer irreparable harm or injury by any delay caused by mediation or arbitration proceedings.

         7.7 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         7.8 Entire Agreement. This Agreement, together with each of the Exhibits hereto, constitutes the entire agreement among the parties hereto with respect to the matters covered hereby and thereby and supersedes all prior agreements and understandings among the parties.

         7.9 Consents and Approval. Unless otherwise permitted to the contrary by the terms hereof, in the case of any consent or approval required or contemplated hereby, no party hereto shall unreasonably withhold consent or approval.



                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the date first above written.

                                 SMITH INTERNATIONAL, INC.


                                 By:  /s/ NEAL S. SUTTON
                                    -----------------------------------
                                      Neal S. Sutton
                                      Senior Vice President -- Administration



                                 WILSON INDUSTRIES, INC.


                                 By:  /s/ NEAL S. SUTTON
                                    -----------------------------------
                                      Neal S. Sutton
                                      Vice President Administration


                                 CONEMSCO, INC.


                                 By:  /s/ CHARLES A. ARMBRUST
                                    -----------------------------------
                                      Charles A. Armbrust
                                      Executive Vice President



                                 CE DISTRIBUTION SERVICES, INC.


                                 By:  /s/ CHARLES A. ARMBRUST
                                    -----------------------------------
                                      Charles A. Armbrust
                                      Executive Vice President